UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 6, 2014
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 6, 2014, CAI International, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) in Palo Alto, California.

At the Annual Meeting, there were 21,412,082 shares represented to vote either in person or by proxy, or 96.3% of the outstanding shares entitled to vote, which represented a quorum.  The final results of voting for each matter submitted to a vote of the stockholders at the Annual Meeting are as follows:

1.    Victor Garcia, Gary Sawka and Marvin Dennis were elected as Class I directors of the Company, each to serve for a term of three years or until his respective successor has been duly elected and qualified.  The voting for each director was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Victor Garcia	18,967,189	1,402,553	1,042,340
Gary Sawka	20,185,463	184,279	1,042,340
Marvin Dennis	20,185,463	184,279	1,042,340

2.    KPMG LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
20,412,801	993,480	5,801	—

3.    The advisory resolution to approve the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting, was approved by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
20,086,624	240,339	42,779	1,042,340

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: June 12, 2014	By:	/s/ Timothy B. Page
Name: Timothy B. Page
Title: Chief Financial Officer